Exhibit 99.1

JoS. A. Bank Clothiers Launches Its New Website

HAMPSTEAD, Md.--(BUSINESS WIRE)--November 3, 2009--JoS. A. Bank Clothiers, Inc. (NASDAQ Global Select Market: "JOSB") announces the recent launch of its new e-commerce website.

The new site includes many customer-friendly features such as larger images, product photos with zoom-in functionality that allows fine details to be seen, plus advanced product search functionality, such as searching by size, that makes shopping more efficient. In addition, the site accepts new forms of payment such as Bill Me Later and allows customers to ship their orders to any JoS. A. Bank store for convenient pick up. The new site also supports many of the creative promotional and sale events that were previously offered only in the Company’s retail stores.

R. Neal Black, President and CEO of JoS. A. Bank, stated: “When we launched our previous site in 2001, we won an award for being able to sell men's tailored clothing on the web. As we developed this new site, we spoke to our customers and they told us what they wanted in order to improve their shopping experience. The result is a customer-friendly, state-of-the-art site which is faster and easier to use, and which includes richer and more detailed content. We think we have designed another award-winning site for our customers and a better way to purchase men's apparel over the Internet. While we will continue to fine-tune the site to maximize its capabilities, we have already experienced better conversion rates and we believe the enhanced site will help us continue to expand our Internet sales.”

JoS. A. Bank worked with Rosetta, the largest independent interactive agency in the country, to customize and install IBM WebSphere Commerce software as the platform for the site. Chris Kuenne, Chairman and CEO of Rosetta stated: “JoS. A. Bank is a leader in multi-channel retailing. We were able to create a unique application that is available to their customers via the public website and we helped to integrate the site into their point-of-sale system to serve customers in their 470 retail stores.”

To access the new JoS. A. Bank website, go to www.josbank.com.

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading designers, manufacturers and retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 470 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol "JOSB."

The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of the Company's growth strategy, including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from its global supplier base, legal matters and other competitive factors. The identified risk factors and other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 31, 2009 and the Company's subsequent Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman
EVP/CFO
410-239-5715

or Investor Relations Information Request Website (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-inforeq),

or Investor Relations Voicemail, 410-239-5900

E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com